UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACKROCK ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bellevue Parkway, Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value of iShares Future Robotics and Related Technologies Active ETF	NYSE Arca, Inc.	42-2983931

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-228832

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 191 to Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 333-228832; 811-23402), describing the shares of iShares Future Robotics and Related Technologies Active ETF to be registered, filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2026, which description is incorporated herein by reference. Any form of supplement to Post-Effective Amendment No. 191 to Registrant’s Registration Statement that is subsequently filed with the SEC and relates to such shares is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 1(b) of Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on March 4, 2019.

2. Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on December  14, 2018.

3. Registrant’s By-Laws are incorporated herein by reference to Exhibit 2(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on December  14, 2018.

4. Registrant’s Amendment No. 1 to the By-Laws is incorporated herein by reference to Exhibit 2(b) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on November 24, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK ETF TRUST

Date: October 15, 2026	By:/s/ John M. Perlowski
John M. Perlowski
President and Chief Executive Officer